Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Pacific Technology, Inc. a Delaware corporation (the "Company") on Form 10-QSB for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Roderick Cabahug, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


A signed  original of this  written  statement  required by Section 906 has been provided to Pacific Technology, Inc., and will be retained by Pacific Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


/s/ Roderick Cabahug
__________________________
Roderick Cabahug
Chief Executive Officer

May 13, 2004